Exhibit 77(q)

Exhibits

      (a)(1) Certificate of Amendment and Redesignation of Shares effective October 12, 2006 to the Amended and Restated Declaration of Trust dated February 25, 2003, as amended with regard to ING Principal Protection Fund. - Filed as an exhibit to Post-Effective Amendment No. 74 to the Registrant's Registration Statement on Form N-1A filed on October 10, 2006 and incorporated herein by reference.

      (a)(2) Abolition of Series of Shares of Beneficial Interest dated October 24, 2006 to the Amended and Restated Declaration of Trust dated February 25, 2003, as amended, with regard to ING Convertible Fund - Filed herein.